As filed with the Securities and Exchange Commission on July 27, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Northrop Grumman Corporation

(Exact name of registrant as specified in its charter)

Delaware	80-0640649
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1840 Century Park East

Los Angeles, California 90067

(310) 553-6262

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jennifer C. McGarey

Corporate Vice President and Secretary

Northrop Grumman Corporation

1840 Century Park East

Los Angeles, California 90067

(310) 553-6262

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Erika L. Robinson

Wilmer Cutler Pickering Hale and Dorr LLP

1875 Pennsylvania Avenue, NW

Washington, DC 20006

(202) 663-6000

(202) 663-6363

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)(2)
Senior Debt Securities
Common Stock, par value $1.00 per share

(1)	An indeterminate aggregate initial offering price and amount or number of securities is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

PROSPECTUS

Northrop Grumman Corporation

SENIOR DEBT SECURITIES

COMMON STOCK

We may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings, in one or more series and in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide the specific terms of the securities, including their offering prices, and the methods by which we will sell them, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplements carefully before you make your investment decision.

We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods.

Northrop Grumman’s common stock is listed on the New York Stock Exchange under the symbol “NOC”.

Investing in these securities involves certain risks. See “Risk Factors” included in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27, 2011.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Northrop Grumman” are to Northrop Grumman Corporation, references to “we,” “our,” “us” or similar references are to Northrop Grumman and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, Northrop Grumman may from time to time sell, either separately or together, senior debt securities or common stock, in one or more offerings to the public. This prospectus provides you with a general description of these securities.

Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus, including the documents incorporated by reference in this prospectus, when making your investment decision. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

WHERE YOU CAN FIND MORE INFORMATION

Northrop Grumman files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov that contains reports, proxy statements and other information that we file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at www.northropgrumman.com. Our website is not a part of this prospectus. You may also read such reports, proxy statements and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

We are “incorporating by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference in this prospectus the documents listed below (File No. 001-16411) and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus and prior to the time that the offering of the securities under the registration statement is terminated or completed (in each case, other than those documents or the portions of those documents not deemed to be filed):

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2011, but excluding portions included therein that have been superseded by our Current Report on Form 8-K filed with the SEC on June 17, 2011);

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011;

•	Current Reports on Form 8-K filed on February 22, 2011, March 15, 2011, April 4, 2011, May 4, 2011, May 23, 2011, June 17, 2011, June 24, 2011, July 21, 2011 and July 25, 2011; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on March 28, 2001, including any amendments or reports filed for the purpose of updating such description.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Jennifer C. McGarey

Corporate Vice President and Secretary

1840 Century Park East

Los Angeles, California 90067

(310) 553-6262

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

Effective as of March 31, 2011, we completed the spin-off to our shareholders of Huntington Ingalls Industries (“HII”). HII will operate the business that was previously our Shipbuilding segment (“Shipbuilding”) prior to the spin-off. As a result of the spin-off, assets, liabilities, results of operations and cash flows from the former Shipbuilding segment were classified as discontinued operations in our condensed consolidated financial statements and other disclosures included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011.

On June 17, 2011, we filed a Current Report on Form 8-K to recast the presentation of our consolidated financial statements that were initially filed with the SEC on February 9, 2011 in our Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report”). The recasting reflects the reclassification of our Shipbuilding business as discontinued operations.

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

This prospectus and the information we are incorporating by reference contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” “anticipate,” “trends” and similar expressions generally identify these forward-looking statements. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, those identified under Risk Factors in our Form 10-Q for the quarter ended March 31, 2011, those identified under Risk Factors in our Form 10-Q for the quarter ended June 30, 2011 and other important factors disclosed in our reports, and from time to time in our other filings with the SEC.

You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. The forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

NORTHROP GRUMMAN CORPORATION

Northrop Grumman Corporation is an integrated enterprise consisting of businesses that address the global security spectrum, from undersea to outer space and into cyberspace. The companies that are part of today’s Northrop Grumman have achieved historic accomplishments, from transporting Charles Lindbergh across the Atlantic to carrying astronauts to the moon’s surface and back.

We provide technologically advanced, innovative products, services, and integrated solutions in aerospace, electronics, information and services to our global customers. We participate in many high-priority defense and government services technology programs in the United States (U.S.) and abroad as a prime contractor, principal subcontractor, partner, or preferred supplier. We conduct most of our business with the U.S. Government, principally the Department of Defense (DoD). We also conduct business with local, state, and foreign governments and domestic and international commercial customers.

Our principal executive offices are located at 1840 Century Park East, Los Angeles, California 90067, and our telephone number is (310) 553-6262.

We maintain an internet site at http://www.northropgrumman.com. The information contained at our internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include repayment of debt, repurchase of our common stock, working capital needs, capital expenditures, acquisitions and any other general corporate purpose.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description of senior debt securities, which we refer to as the debt securities, sets forth the general terms and provisions of the debt securities we may offer. The specific terms of any debt securities we offer and the extent to which these general terms and provisions apply to those debt securities will be described in a prospectus supplement.

Northrop Grumman may issue the debt securities in one or more series under the indenture dated as of November 21, 2001, which we refer to as the base indenture, as amended by the first supplemental indenture dated as of July 30, 2009, which we refer to as the first supplemental indenture, between Northrop Grumman and The Bank of New York Mellon, which we refer to as the trustee. We refer to the base indenture as modified by the first supplemental indenture, and as further amended and supplemented, as the indenture. If we use a different indenture trustee for any series of debt securities, we will provide the details in a prospectus supplement.

We have summarized some of the material provisions of the indenture on the following pages. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture, including definitions of various terms contained in the indenture. The base indenture and the supplemental indentures are exhibits to the registration statement of which this prospectus is a part. We encourage you to read the indenture. If you would like more information on the indenture, see “Where You Can Find More Information” on how to obtain copies of the indenture. Section references in the summary below are to the section in the base indenture as such section may have been modified by the first supplemental indenture.

Terms

The indenture provides for the issuance of debt securities in one or more series. A prospectus supplement relating to any series of debt securities we offer will describe the specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the person who will receive interest payments on any debt securities, if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the debt securities;

•	whether and on what terms the debt securities are redeemable;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency or currency units of principal, premium and interest payments if other than U.S. dollars;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	whether the debt securities are subject to defeasance or covenant defeasance;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	whether the debt securities will be issued in whole or in part in temporary or permanent global form and, if so, the initial depositary with respect to the global security;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities. (Section 301)

We may issue debt securities that are convertible into or exchangeable for our common stock. If we issue convertible or exchangeable debt securities, we will provide additional information in a prospectus supplement.

We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates.

Ranking of Debt Securities

The debt securities will be our senior unsecured obligations and will rank equally and ratably in right of payment with all of our other unsecured and non-subordinated indebtedness.

Denomination, Form, Payment and Transfer

Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, the applicable prospectus supplement will specify the currency or composite currency. (Section 301)

We may from time to time issue debt securities in certificated form. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in certificated form without service charge, upon reimbursement of any taxes or government charges. You can make this transfer or exchange at the trustee’s corporate trust office or at any other office we maintain for such purposes. If the debt securities are in certificated form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the indenture. (Sections 301 and 305)

Global Notes

We may issue the debt securities of a particular series in whole or in part in the form of one or more global notes that will be issued to and registered in the name of a depositary, which we refer to as the depositary, or its nominee, identified in the prospectus supplement relating to that series. Global notes may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global note is exchanged in whole or in part for certificated debt securities, a global note may only be transferred as a whole between the depositary (or its successor) and its nominees. (Section 305)

While the specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series, we anticipate that the following provisions will generally apply to depositary arrangements for global notes.

Upon the issuance of a global note, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the persons who beneficially own the global note to their accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents through whom we sold the debt securities, or by us if we offer and sell the debt securities directly. Ownership of beneficial interests in a global note will be limited to persons that have accounts with the depositary, whom we refer to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of beneficial owners other than participants). The laws of some states require that certain purchasers of securities must take physical delivery of debt securities in definitive, certificated form. These requirements may impair our ability to sell, and the ability of a purchaser to transfer, beneficial interests in a global note.

So long as the depositary or its nominee is the registered owner of a global note, the depositary or its nominee will be considered the sole owner or “Holder” of the debt represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have any of the debt represented by the global note registered in their individual names, will not receive or be entitled to receive certificates representing debt securities in definitive form, and will not be considered the owners or “Holders” of the debt securities under the indenture. Accordingly, investors who hold an interest in global debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of the debt securities although the depositary or its nominee may choose to grant proxies or otherwise allow owners of beneficial interests in the debt securities to take action which the depositary as “Holder” is entitled to take.

Payments of principal of and interest, if any, on a global note registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the registered owner of the global note. Neither we nor the trustee, any paying agent or the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary or its nominee, immediately upon receipt of any payment of principal or interest in respect of a global note, will credit the accounts of the applicable participants with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the global note, as shown on the records of the depositary or its nominee. We further expect that payments by participants to owners of beneficial interests in the global note held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers. These payments will, however, be the sole responsibility of the participants. We have no control over the practices of the depositary or the participants, and there can be no assurance that these practices will not be changed.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue certificated debt securities of that series in exchange for the global note held by that depositary. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any series of debt securities represented by one or more global notes and, in that event, will issue certificated debt securities of that series in exchange for the global note. Further, if an Event of Default with respect to any series represented by a global note has occurred and is continuing, the global note may be exchanged for certificated debt securities. In that case, each owner of a beneficial interest in a global note will be entitled to physical delivery of certificated debt securities of the series represented by the global note equal in principal amount to that owner’s beneficial interest, and to have those debt securities registered in its name.

Payments

We will pay interest to direct holders listed in the registrar’s records at the close of business on the record date specified in the applicable prospectus supplement, which usually falls about two weeks in advance of each due date for interest, even if the holder on the record date no longer owns the debt security on the interest payment date. (Section 307) Holders buying and selling debt securities must make their own arrangements to account for the issuer’s payment of all the interest for an interest period to the person who was the registered holder on the record date.

If any amount payable on any debt security remains unclaimed at the end of two years after the amount became due and payable, the paying agent or trustee will return that amount to us. (Section 1003)

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following are events of default under the indenture with respect to any series of issued debt securities:

•	failure to:

•	pay the principal or any premium on any debt security of that series when due;

•	pay interest on any debt security of that series within 30 days of when due;

•	deposit any sinking fund payment on any debt security of that series when due; or

•

perform any other covenant in the indenture applicable to that series and the issuer or guarantor, if applicable, that continues for 90 days after we have been given written notice of the failure by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

•	the occurrence of specified bankruptcy, insolvency or reorganization events. (Section 501)

An event of default for one series of debt securities does not necessarily constitute an event of default for any other series under the indenture.

If the specified bankruptcy, insolvency or reorganization events occur, the entire principal of all the debt securities of that series will be due and payable immediately. If any other event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, and we cure the event of default in the manner specified in the indenture, the holders of a majority of the aggregate outstanding principal amount of the debt securities of that series can void the acceleration of payment. (Section 502)

The indenture provides that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 603) If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities have the right to direct any proceeding, remedy, or power available to the trustee with respect to that series. (Section 512)

Obligations Under the Indentures

Unless specified otherwise in the applicable prospectus supplement, the following covenants will apply to any series of debt securities issued under the indenture.

Limitations on Liens. The indenture restricts our ability to encumber specified types of our assets or those of our restricted subsidiaries. If we, or any restricted subsidiary, pledges or mortgages any principal property, or any stock or indebtedness of any restricted subsidiary, to secure any debt or guarantee of debt, then for as long as the debt or guarantee is secured by the property, we or our restricted subsidiary will be obligated to pledge or mortgage the same property to the trustee to secure the debt securities on an equal and ratable basis with such other secured debt, unless an exception applies. Restricted subsidiary means any of our direct or indirect subsidiaries that has substantially all of its assets located in the United States and carries on substantially all of its business in the United States, or that holds substantially all of its assets in the form of ownership of other restricted subsidiaries. Principal property means any manufacturing plant or facility located in the continental United States which is owned by us or any of our restricted subsidiaries, unless our board of directors determines the plant or facility is not of material importance to our total business and the business of our restricted subsidiaries.

This limitation is subject to exceptions. We may encumber our assets without equally and ratably securing the debt securities if the encumbrance is a permitted lien, without regard to the amount of debt secured by the encumbrance. We may also encumber assets if the amount of all of our debt and the debt of our restricted subsidiaries secured by encumbrances on any principal property, or any stock or indebtedness of any restricted subsidiary, other than the permitted liens, does not exceed the greater of $1,000,000,000 or 10% of our consolidated net tangible assets. Consolidated net tangible assets means our total assets, including the assets of our subsidiaries, as reflected in our most recent balance sheet, less current liabilities (other than the current portion of debt and capital leases, notes and loans payable and deferred income taxes), goodwill, patents and trademarks and unamortized debt discount. Permitted liens include:

•	liens on a corporation’s property, stock or indebtedness at the time it becomes a restricted subsidiary;

•	liens on property at the time we or a restricted subsidiary acquires the property;

•	liens securing debt owing by a restricted subsidiary to us or another of our restricted subsidiaries;

•	liens existing at the time the indenture became effective;

•

liens on property of an entity at the time it is merged into or consolidated with us or a restricted subsidiary or at the time we or any restricted subsidiary acquires all or substantially all of the assets of the entity;

•

liens in favor of any governmental customer to secure payments or performance pursuant to any contract or statute, or to secure indebtedness we incur or guarantee with respect to the acquisition or construction of the property subject to the liens; and

•	any renewal, extension or replacement for any lien permitted by one of the exceptions described above. (Section 1009)

Limitations on Sale Leaseback Arrangements. The indenture also restricts our ability and the ability of any of our restricted subsidiaries to enter into sale-leaseback transactions with respect to any principal property. A sale-leaseback transaction is permitted if we or the restricted subsidiary would be permitted to incur indebtedness secured by the principal property at least equal in amount to the attributable debt with respect to the transaction, or the greater of the net proceeds of the sale or the attributable debt with respect to the transaction is used to prepay our long-term debt or the long-term debt of any restricted subsidiary (other than debt owed to us or another restricted subsidiary). Sale-leaseback transaction means, subject to some exceptions, an arrangement pursuant to which we, or a restricted subsidiary, transfers a principal property to a person and leases it back from that person. Attributable debt for a sale-leaseback transaction means the lesser of the fair market value of the property, as determined by our board of directors, or the present value of the obligation of the lessee for net rental payments during the remaining term of the lease. (Section 1010)

The indenture will not otherwise limit our ability to incur additional debt, except as otherwise described in a prospectus supplement.

Certain Other Covenants

The indenture contains certain other covenants, including among other things, maintenance of corporate existence and other properties and payment of taxes.

Consolidation, Merger or Sale

Under the indenture, we may not consolidate with or merge into another entity, transfer our assets substantially as an entirety to another entity, permit any entity to consolidate with or merge into it, or acquire the assets substantially as an entirety of another entity, unless:

•

the successor entity is a U.S. entity that is a corporation, limited liability company, partnership or trust and assumes all of our obligations, as applicable, under the outstanding debt securities and the indenture;

•	immediately following the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	an officers’ certificate and a legal opinion have been delivered to the trustee confirming that the transaction is being effected in compliance with the indenture. (Section 801)

Defeasance and Covenant Defeasance

Any series of issued debt securities may be subject to the defeasance and discharge provisions of the indenture. Under those provisions, the debt securities of any series may authorize us to elect:

•

to defease and to discharge us from any and all of our obligations with respect to those debt securities, except for the rights of holders of those debt securities to receive payments on the securities solely from the trust fund established pursuant to the indenture and the obligations to exchange or register the transfer of the securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency with respect to the securities and to hold moneys for payment in trust, which we refer to as a defeasance; or

•

to be released from our obligations with respect to those debt securities to comply with the restrictive covenants which are subject to covenant defeasance, and the occurrence of certain events of default with respect to those restrictive covenants shall no longer be an event default, which we refer to as a covenant defeasance. (Sections 1302 and 1303)

To invoke defeasance or covenant defeasance with respect to any series of debt securities, we must irrevocably deposit with a trustee, in trust, money or U.S. Government obligations, or both, which will provide money in an amount sufficient to pay all sums due on that series. (Section 1304)

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel stating that holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if we did not elect the defeasance or covenant defeasance. We may exercise our defeasance option with respect to the securities notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the securities may not be accelerated by the reference to restrictive covenants which are subject to covenant defeasance. If we do not comply with our remaining obligations after exercising our covenant defeasance option and the securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit in the defeasance trust may be insufficient to pay amounts due on the securities at the time of the acceleration. However, we will remain liable for those payments. (Sections 1302, 1303 and 1304)

Changes to the Indentures

Holders who own more than a majority in principal amount of the outstanding debt securities of a series can agree with us to change the provisions of the indenture relating to that series. However, no change can affect the payment terms or the percentage required to change certain other terms without the consent of all holders of debt securities of the affected series. (Section 902)

We and the trustee may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect the interests of the holders of debt securities issued under the indenture, including the creation of any new series of debt securities, without the consent of all affected holders of those debt securities. (Section 901)

Governing Law

New York law will govern the indenture and the debt securities. (Section 112)

Trustee

The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, serves as the trustee under the indenture. If we use a different trustee for any series of debt securities, we will inform you in a prospectus supplement. In the ordinary course of its business, The Bank of New York Mellon and its affiliates have engaged and may in the future engage in commercial and investment banking transactions with us.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is only a summary. We encourage you to read our Restated Certificate of Incorporation, which has been filed with the SEC and is incorporated by reference into this prospectus.

As of the date of this prospectus, we are authorized to issue 800,000,000 shares of common stock, par value $1.00 per share. As of July 25, 2011, 278,056,684 shares of common stock were outstanding. The number of shares of common stock outstanding does not include shares issuable upon exercise of outstanding awards under our equity compensation plans. The common stock is listed on the New York Stock Exchange under the symbol “NOC”.

Dividends. Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends, but only when and as declared by our board of directors and only if full dividends on all then outstanding series of our preferred stock for the then current and prior dividend periods have been paid or provided for.

Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders and does not have cumulative voting rights for the election of directors.

Liquidation. If we liquidate, holders of common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may be outstanding at that time.

Other Rights. Our outstanding common shares are fully paid and nonassessable. The holders of our common stock do not have any preemptive, conversion or redemption rights.

Registrar and Transfer Agent. The registrar and transfer agent for our common stock is Computershare Investor Services.

Some Important Charter and Statutory Provisions. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a Delaware corporation which has a class of stock which is listed on a national stock exchange or which has 2,000 or more stockholders of record from engaging in a business combination with an interested stockholder (generally, the beneficial owner of 15% or more of the corporation’s outstanding voting stock) for three years following the time the stockholder became an interested stockholder, unless, prior to that time, the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or if at least two-thirds of the outstanding shares not owned by that interested stockholder approve the business combination, or if, upon becoming an interested stockholder, that stockholder owned at least 85% of the outstanding shares, excluding those held by officers, directors and some employee stock plans. A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit, other than proportionately as a stockholder, to the interested stockholder.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commission payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Each of the debt securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell debt securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

VALIDITY OF THE SECURITIES

Unless the applicable prospectus supplement indicates otherwise, Wilmer Cutler Pickering Hale and Dorr LLP, will issue an opinion about the validity of the senior debt securities and common stock. Underwriters, dealers or agents, who we will identify in a prospectus supplement may have their counsel opine about certain legal matters relating to the securities.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed June 17, 2011 and the effectiveness of the Company’s internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2011 and 2010 and June 30, 2011 and 2010 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, has applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

NORTHROP GRUMMAN CORPORATION

SENIOR DEBT SECURITIES

COMMON STOCK

PROSPECTUS

July 27, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses, other than the registration fee, underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement.

SEC registration fee	$(1)
Listing fees and expenses	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing and engraving fees and expenses	(2)
Rating agency fees	(2)
Blue Sky fees and expenses (including legal fees)	(2)
Miscellaneous	(2)
Total	$(2)

(1)	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act, except for the registration fees applied in accordance with Rule 457(p) under the Securities Act.
(2)	Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

As permitted by Section 145 of the DGCL, Article FIFTEENTH of Northrop Grumman’s Restated Certificate of Incorporation, as amended, provides that a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derives any improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article V of Northrop Grumman’s Restated Bylaws, as amended, provide that the company will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the company, or was serving at the request of an executive officer of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL, as in effect from time to time, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith. Officers and directors additionally have the right to be advanced their expenses incurred in defending or preparing for such a proceeding in advance of its final disposition, subject to an acceptable undertaking by the officer or director to repay all amounts so advanced if it is ultimately determined that he or she is not entitled to be indemnified for those expenses, and provided that the board does not determine that the payment would violate any applicable law. Northrop Grumman is not obligated to make such advances in connection with a proceeding instituted by it against the officer or director. The Bylaws further state that the indemnification provided therein is not exclusive of any other rights to which the indemnified person may be entitled and that no amendment to or repeal of the Bylaws would abrogate rights with respect to acts or omissions which already occurred.

Northrop Grumman has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing.

Northrop Grumman has also purchased director and officer liability insurance applicable to its directors and officers.

The foregoing represents a summary of the general effect of the DGCL, Northrop Grumman’s Restated Bylaws, as amended, Restated Certificate of Incorporation, as amended, director and officer liability insurance coverage and the indemnification agreements for purposes of general description only.

Northrop Grumman may also enter into indemnification agreements with underwriters providing that underwriters have to indemnify and hold harmless Northrop Grumman, its directors, each officer who signed the registration statement and any person who controls Northrop Grumman within the meaning of the Securities Act, from and against certain civil liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the index to exhibits that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933:

(i)	the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the indemnification provisions described herein, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on July 27, 2011.

NORTHROP GRUMMAN CORPORATION

By:	/s/ Jennifer C. McGarey
Name: Jennifer C. McGarey Title: Corporate Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wesley G. Bush Wesley G. Bush	Chairman, Chief Executive Officer and President (Principal Executive Officer)	July 27, 2011

/s/ James F. Palmer James F. Palmer	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2011

/s/ Kenneth N. Heintz Kenneth N. Heintz	Corporate Vice President, Controller and Chief Accounting Officer	July 27, 2011

* Lewis W. Coleman	Director	July 27, 2011

* Victor H. Fazio	Director	July 27, 2011

* Donald E. Felsinger	Director	July 27, 2011

* Stephen E. Frank	Director	July 27, 2011

Signature	Title	Date

* Bruce S. Gordon	Director	July 27, 2011

* Madeleine Kleiner	Director	July 27, 2011

* Karl J. Krapek	Director	July 27, 2011

* Richard B. Myers	Director	July 27, 2011

* Aulana L. Peters	Director	July 27, 2011

* Kevin W. Sharer	Director	July 27, 2011

* By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey
Attorney-in-fact

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description	Filed Herewith		Incorpo- rated by Reference	Form	Date Filed with SEC	Exhibit No.

1(a)	Form of Underwriting Agreement – Senior Debt Securities			†

1(b)	Form of Underwriting Agreement – Common Stock			†

4(a)	Restated Certificate of Incorporation of Northrop Grumman Corporation dated March 30, 2011			×	10-Q	July 27, 2011	3.1

4(b)	Bylaws of Northrop Grumman Corporation, as restated, March 30, 2011			×	8-K	May 23, 2011	3.1

4(c)	Indenture dated as of November 21, 2001, between Northrop Grumman Corporation and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank), as trustee, relating to Senior Debt Securities			×	8-K	Nov. 21, 2001	4.1

4(d)	Form of Senior Debt Security (1)

4(e)	First Supplemental Indenture dated as of July 30, 2009, between Northrop Grumman Corporation and The Bank of New York Mellon, as successor trustee, to Indenture dated as of November 21, 2001			×	8-K	July 30, 2009	4	(a)

4(f)	Second Supplemental Indenture dated as of November 8, 2010, between Northrop Grumman Corporation and The Bank of New York Mellon, as successor trustee, to Indenture dated as of November 21, 2001			×	8-K	Nov. 8, 2010	4	(a)

4(g)	Third Supplemental Indenture dated as of March 30, 2011, by and among Titan II, Inc. (formerly known as Northrop Grumman Corporation), The Bank of New York Mellon, as successor trustee, and Titan Holdings II, L.P., to Indenture dated as of November 21, 2001			×	10-Q	April 27, 2011	4.9

4(h)	Fourth Supplemental Indenture dated as of March 30, 2011, by and among Titan Holdings II, L.P., The Bank of New York Mellon, as successor trustee, and Northrop Grumman Corporation (formerly known as New P, Inc.), to Indenture, dated as of November 21, 2001			×	10-Q	April 27, 2011	4.10

5(a)	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP	×

12(a)	Computation of Ratio of Earnings to Fixed Charges			×	10-Q	July 27, 2011	12	(a)

15(a)	Letter from Deloitte & Touche LLP, an independent registered public accounting firm	×

23(a)	Consent of Deloitte &Touche LLP, an independent registered public accounting firm	×

23(b)	Consent of Wilmer Cutler Pickering Hale and Dorr LLP	×	(2)

24(a)	Power of Attorney – Northrop Grumman Corporation Directors	×

25(a)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon to act as trustee under the Northrop Grumman Corporation Indenture	×

†	To be filed by amendment hereto or on a current report on Form 8-K to be incorporated herein by reference.
(1)	Included in Exhibit 4(c) on pages 13-19.
(2)	Included in Exhibit 5(a).